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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 33-97544 and 333-33294)of Microfield Graphics, Inc. of our report dated March 10, 2000 relating to the financial statements, which appear in this Annual Report on Form 10-KSB.

PricewaterhouseCoopers LLP
April 13, 2000